Exhibit 10.3

NUZEE, INC.

STOCK OPTION AGREEMENT

(2013 Stock Incentive Plan)

Nonqualified Stock Options

This Stock Option Agreement (the “Agreement”) is entered into as of [_____________], 20[__] (the “Grant Date”), by and between NuZee, Inc., a Nevada corporation (the “Company”), and [__________] (“Optionee”) pursuant to the Company’s 2013 Stock Incentive Plan (the “Plan”). Any capitalized term not defined in this Agreement shall have the same meaning ascribed to it in the Plan.

1. Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of a total of [__________] shares of the Common Stock of the Company (the “Shares”) at a purchase price of [_________] $[___] per share (the “Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. This Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code but shall constitute a nonqualified stock option.

2. Vesting of Option. No portion of this Option may be exercised until such portion shall have become exercisable. The right to exercise this Option shall vest pursuant to the vesting terms set forth in this Section 2. The Option may be exercised, in whole or in part, in accordance with the following vesting schedule:1

(a) [_____] Shares upon the Company’s achievement of [__________];

(b) [_____] Shares upon the Company’s achievement of [__________]; and

(c) [_____] Shares upon the Company’s achievement of [__________].

The Committee shall, on an annual basis and in its sole discretion: (i) determine whether the applicable vesting terms set forth herein were satisfied and (ii) approve the actual amount of Shares that vested in the applicable fiscal year, in each case as promptly as practicable following the Company’s public filing of its audited financial statements for the applicable fiscal year. In the event that any applicable performance target is not satisfied in a respective fiscal year, the Shares that would have vested in the applicable fiscal year shall be forfeited, regardless of whether any performance targets are satisfied in any subsequent fiscal year.

No additional Shares shall vest after the date of termination of Optionee’s Continuous Service, but this Option shall continue to be exercisable in accordance with Section 3 below with respect to that number of Shares that have vested as of the date of termination of Optionee’s Continuous Service.

3. Term of Option. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:

(a) the expiration of ten (10) years from the date of this Agreement; or

(b) the expiration of three (3) months from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than permanent Disability, death or for Cause (as defined in Section 8 below); provided, however, that if Optionee dies during such three-month period the provisions of Section 3(d) below shall apply; or

(c) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to the permanent Disability of Optionee; or

1 Note to Draft: The vesting schedule may be changed to reflect the actual terms of the award.

(d) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during the three-month period following termination of Optionee’s Continuous Service pursuant to Section 3(b) above, as the case may be; or

(e) upon the consummation of a Change in Control, unless otherwise provided pursuant to Section 8 below; or

(f) the termination of Optionee’s Continuous Service for Cause.

4. Exercise of Option. On or after the vesting of any portion of this Option in accordance with Sections 2 or 8 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(a) A written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

(b) A payment of the exercise price for Shares the Optionee is purchasing, to the extent permitted by law, in one of the following forms:

(i) A check or cash;

(ii) By a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price. The Optionee must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment;

(iii) By delivery to the Company (either by actual delivery or attestation) of previously owned Shares that are owned free and clear of any liens, claims, encumbrances or security interests. The Fair Market Value of the Shares will be determined as of the effective date of the option exercise. The Option may not be exercised by delivery to the Company of previously owned Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Share; or

(iv) A combination of (i), (ii) or (iii) above.

(c) Payment of the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise of this Option. The Optionee may arrange to pay any withholding taxes that may be due as a result of the Option exercise pursuant to the following methods, in accordance with the terms of the Plan:

(i) by payment by cash or check,

(ii) by the withholding of Shares issuable upon exercise of this Option with a Fair Market Value no greater than the minimum amount required to be withheld by law, or

(iii) by the delivery of Shares previously owned by the Optionee with a Fair Market Value no greater than the minimum amount required to be withheld by law. The Fair Market Value of withheld or surrendered Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes; and

(d) Any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares upon exercise of the Option (and any subsequent resale of the Shares) will be in compliance with applicable laws and regulations.

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The Shares issued upon exercise of the Option shall be transferred to Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements of this Agreement and the Plan. The determination of the Committee as to such compliance shall be final and binding on Optionee.

5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee’s relationship as a Service Provider terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 above, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of Optionee (individually, a “Successor”) shall succeed to Optionee’s rights and obligations under this Agreement. After the death of Optionee, only a Successor may exercise this Option.

6. Incorporation of Plan. Notwithstanding anything herein to the contrary, the Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee. Optionee acknowledges receipt of a copy of the Plan.

7. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Committee to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of Optionee under this Option, in accordance with the provisions of the Plan.

8. Change in Control. In the event of a Change in Control of the Company:

(a) Notwithstanding Section 2 above, provided Optionee’s Continuous Service has not terminated from the Grant Date through the effective date of the Change in Control, the right to exercise this Option shall accelerate automatically and vest in full effective as of immediately prior to the consummation of such a Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or new options or new incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares. If the vesting of this Option will accelerate, the Committee shall cause written notice of the Change in Control transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(b) The vesting of this Option shall not accelerate if and to the extent that:

(i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or

(ii) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Committee in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

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(c) If the provisions of subsection (b) above apply, then this Option, the new option or the New Incentives shall continue to vest in accordance with the provisions of Section 2 above and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of Section 3 above. However, in the event of an Involuntary Termination (as defined below) of Optionee’s Continuous Service on or following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate in full automatically effective upon such Involuntary Termination.

(d) As defined and used for purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Involuntary Termination” shall mean the termination of Optionee’s Continuous Service any reason other than (i) termination for Cause or (ii) the Optionee’s voluntary resignation (unless such resignation is at the request of the acquirer in which case the Optionee’s termination will deemed involuntary).

(ii) For all purposes of this Agreement, including this Section 8, “Cause” shall mean:

(1) Optionee’s commission of a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof;

(2) Optionee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliated Company;

(3) Optionee’s intentional, material violation of any contract or agreement between Optionee and the Company or Affiliated Company or of any statutory duty owed to the Company or any Affiliated Company;

(4) Optionee’s unauthorized use or disclosure of the Company’s or any Affiliated Company’s confidential information or trade secrets;

(5) Optionee’s gross negligence or willful misconduct;

(6) Optionee’s action which constitutes “Cause” under his or her applicable employment or consulting agreement.

The determination that a termination of Optionee’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that Optionee’s Continuous Service was terminated by reason of dismissal without Cause for the purposes of outstanding Options held by Optionee shall have no effect upon any determination of the rights or obligations of the Company or Optionee for any other purpose. If, subsequent to Optionee’s termination of Continuous Service, it is discovered that Optionee could have been terminated for Cause, Optionee shall, at the election of the Company, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. In such event, any amounts or Shares received under this Agreement shall be returned to the Company within thirty (30) days of the Company’s written demand.

9. No Agreement to Employ. Nothing in this Agreement shall be construed as granting to Optionee any right with respect to the continuance of any relationship that Optionee might have as a Director, Consultant or Employee. To the extent applicable, the right of the Company to terminate at will Optionee’s employment or service relationship at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved.

10. Rights as Stockholder. Optionee (or Successor) shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any of the Shares unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to Optionee, and Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting, dividend and other ownership rights with respect to such Shares for which the Option has been exercised.

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11. Market Stand-Off Agreement. If requested by the Company or the managing underwriter pursuant to any proposed public offering of the Company’s securities, Optionee hereby agrees that it shall not, directly or indirectly, sell, lend, pledge, offer, transfer, make any short sale of, sell any option or contract to purchase, contract to sell, purchase any option or contract to sell, grant any option, right or warrant for the purchase of, otherwise transfer or dispose of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares held by Optionee immediately prior to the effectiveness of the registration statement for such public offering for a period specified by the Company or the managing underwriter for such offering, which period shall not exceed one hundred eighty (180) days following the effective date of the public offering. Optionee further agrees to execute such agreements as may be reasonably requested by the Company or the managing underwriter for such offering that are consistent with this Section 11 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Shares until the end of such period.

12. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Committee may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: General Counsel, and if to Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

13. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Nevada.

14. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

15. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

16. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

17. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

NUZEE, INC.	OPTIONEE

By:	By:

Name:	Name:

Title: